SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

     Filed by the registrant    _X_

     Filed by a party other than the registrant    ___

     Check the appropriate box:

     ___  Preliminary proxy statement

     _X_  Definitive proxy statement

     ___  Definitive additional materials

     ___  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

     ___ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                        SHORELINE FINANCIAL CORPORATION
___________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)


___________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  _X_  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
       6(j)(2), or Item 22(a)(2) of Schedule 14A.

  ___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  ___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:
___________________________________________________________________________
  (2)  Aggregate number of securities to which transaction applies:
___________________________________________________________________________
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the file fee is calculated and s tate how it was determined):
___________________________________________________________________________
  (4)  Proposed maximum aggregate value of transaction:
___________________________________________________________________________

  (5)  Total fee paid:
___________________________________________________________________________
  ___  Fee paid previously with preliminary materials.

  ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount previously paid:
___________________________________________________________________________
  (2)  Form, Schedule or Registration Statement No.:
___________________________________________________________________________
  (3)  Filing party:
___________________________________________________________________________
  (4)  Date filed:
___________________________________________________________________________





































                                     [LOGO]
                        SHORELINE FINANCIAL CORPORATION





                              823 Riverview Drive
                         Benton Harbor, Michigan 49022


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

___________________________________________________________________________

     The annual meeting of shareholders of Shoreline Financial Corporation will be held at Lake Michigan College, 2755 E. Napier Avenue, Benton Harbor, Michigan, on Thursday, May 4, 1995, at 3 p.m. local time, for the following purposes:

     1.   To elect directors.

     2. To transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on March 8, 1995, are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The following Proxy Statement and enclosed form of proxy are being furnished to holders of Shoreline Common Stock on and after March 24, 1995.

                              By Order of the Board of Directors,



                              Wayne R. Koebel
                              Secretary


March 24, 1995
___________________________________________________________________________

             It is important that your shares be represented at the
              meeting.  Even if you expect to attend the meeting,
                  PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY.










PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                       of
                        SHORELINE FINANCIAL CORPORATION

                                  May 4, 1995

     This Proxy Statement and the accompanying form of proxy are being furnished to holders of Common Stock of Shoreline Financial Corporation ("Shoreline" or the "Corporation") on and after March 24, 1995, in connection with the solicitation of proxies by the Shoreline Board of Directors for use at the annual meeting of Shoreline shareholders to be held on May 4, 1995, and at any adjournment of that meeting. The annual meeting will be held at Lake Michigan College, 2755 E. Napier Avenue, Benton Harbor, Michigan, at 3 p.m. local time.

     The purpose of the annual meeting is to elect directors. If a proxy in the form distributed by Shoreline is properly executed and returned to Shoreline, the shares represented by that proxy will be voted at the annual meeting of Shoreline shareholders and at any adjournment of that meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees of the Board of Directors named in this Proxy Statement. Shoreline management does not know of any other matter to be presented at the annual meeting. If other matters are presented, all shares represented by the proxy will be voted in accordance with the judgment of the persons named as proxies with respect to those other matters.

     A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of Shoreline. A proxy may also be revoked by attending and voting at the annual meeting.

     Solicitation of proxies will be made initially by mail. Directors, officers and employees of Shoreline and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by nominees and other fiduciaries who may mail material to or otherwise communicate with the beneficial owners of shares held by them. All expenses of solicitation of proxies will be paid by Shoreline.

Election of Directors

     The Board of Directors has nominated the following five persons for reelection to the Shoreline Board of Directors for terms expiring at the annual meeting to be held in the years indicated below:








                        Nominee         Term Expiring In
                       Thomas T. Huff         1998
                       L. Richard Marzke      1998
                       Dan L. Smith           1998
                       Ronald L. Zile         1998
                       Jeffrey H. Tobian      1997

     Eight other directors are serving terms that will expire in 1996 and 1997. It is the intent of the persons named in the accompanying proxy to vote for the election of the five nominees listed above. The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Shoreline Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

     A plurality of the shares represented in person or by proxy and voting at the meeting is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

                      YOUR BOARD OF DIRECTORS RECOMMENDS A
                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS


Voting Securities

     Holders of record of Common Stock at the close of business on March 8, 1995, will be entitled to vote at the annual meeting of shareholders on May 4, 1995, and any adjournment of that meeting. As of March 8, 1995, there were 4,992,295 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted for shareholder action.

     The following table sets forth information concerning the number of shares of Common Stock held as of February 15, 1995, by the only shareholder who is known to Shoreline management to have been the beneficial owner of more than 5% of the outstanding shares as of that date:







                           -2-

                                                Amount and Nature of
                                       Beneficial Ownership of Common Stock(1)
                                      Sole Voting      Shared
                                          and         Voting or     Total      Percent
Name and Address of                   Dispositive    Dispositive  Beneficial      of
  Beneficial Owner                       Power        Power(2)    Ownership     Class
Shoreline Bank
    Trust Department
    823 Riverview Drive
    Benton Harbor, Michigan 49022(3)    356,491       400,930      757,421      15.18%

    The following table sets forth information concerning the number of shares of Common Stock held as of March 8, 1995, by each of Shoreline's directors and nominees for director, each of the named executive officers and all of Shoreline's directors and executive officers as a group:

                                                Amount and Nature of
                                       Beneficial Ownership of Common Stock(1)
                                      Sole Voting      Shared
                                          and         Voting or      Total       Percent
   Name of                           Dispositive    Dispositive    Beneficial       of
Beneficial Owner                         Power        Power(2)      Ownership     Class

Robert K. Burch                         7,926(4)        1,470         9,396(4)      *
Louis A. Desenberg                          --         19,230        19,230         *
Merlin J. Hanson                       119,974             --       119,974       2.40%
Thomas T. Huff                          26,419             --        26,419         *
Ronald F. Kinney                         2,842             --         2,842         *
Wayne R. Koebel                          8,265(4)       5,111        13,376(4)      *
James E. LeBlanc                           569             --           569         *
L. Richard Marzke                       25,392             --        25,392         *
James F. Murphy                         14,585(4)      46,648        61,233(4)    1.22
Dan L. Smith                            15,854(4)      30,306        46,160(4)      *
Robert L. Starks                        57,691         22,011        79,702       1.60
Jeffrey H. Tobian                      112,662             --       112,662       2.26
Harry C. Vorys                           4,563(4)          --         4,563(4)      *
Hyman Warshawsky                        11,022          5,663        16,685         *
Ronald L. Zile                          31,074(4)       7,527        38,601(4)      *

All directors and
    executive officers
    as a group                        430,912(4)      136,496       567,408(4)   11.23%

____________________________

*   Less than 1%.


                                          -3-
(1) The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares which under applicable regulations are considered to be otherwise beneficially owned by that person.  Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security.  Voting power includes the power to vote or direct the voting of the security.  Dispositive power includes the power to dispose or direct the disposition of the security.  A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.  Shares held in fiduciary capacities by Shoreline Bank are not included unless otherwise indicated.  Shoreline and the directors and officers of Shoreline and
    Shoreline Bank disclaim beneficial ownership of shares held by Shoreline Bank in fiduciary capacities.

(2) These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have substantial influence by reason of relationship.  Shares held in fiduciary capacities by Shoreline Bank are not included unless otherwise indicated.  The directors and officers of Shoreline and Shoreline
    Bank may, by reason of their positions, be in a position to influence the voting or disposition of shares held in trust by Shoreline Bank to some degree, but disclaim beneficial ownership of these shares.

(3) These numbers consist of shares held in various fiduciary capacities through the trust department of Shoreline Bank.  Shoreline and the directors and officers of Shoreline and
    Shoreline Bank disclaim beneficial ownership of these shares.

(4) These numbers include shares of Common Stock which may be acquired through the exercise of stock options within 60 days.  The right to exercise stock options vests over a 5-year period.
    The number of shares subject to vested stock options for each listed person is shown below:

              Mr. Burch                          7,926
              Mr. Koebel                         6,700
              Mr. Murphy                         6,853
              Mr. Smith                         15,854
              Mr. Vorys                          2,857
              Mr. Zile                          10,004
              All directors and
                executive officers
                as a group                      58,120

Directors and Executive Officers

    Shoreline's Board of Directors is divided into three classes, which are as nearly equal in number as possible. Each class of directors serves a successive three-year term of office.

    Five members of the present Board of Directors are standing for reelection. Four directors stand for election to the class with terms expiring in 1998. Mr. Tobian is standing for election to the class with terms expiring in 1997.

                           -4-
    Biographical information concerning Shoreline's directors and executive officers, including the five nominees who are nominated for election to the Board of Directors at the annual meeting, is presented below. Except as otherwise indicated, all directors and executive officers have had the same principal employment for over five years. Except as otherwise indicated, all directors and executive officers have held their positions with Shoreline since 1987. All executive officers are appointed annually and serve at the pleasure of the Board of Directors. Effective May 27, 1994, Inter-City Bank and Citizens Trust and Savings Bank, both wholly owned subsidiaries of Shoreline, were consolidated into a single bank under the name "Shoreline Bank" (the "Consolidation").


Directors With Terms Expiring in 1995

    Thomas T. Huff (age 52) is a partner in the law firm of Varnum, Riddering, Schmidt & Howlett. He has been a director of Shoreline Bank and, before the Consolidation, Citizens Trust and Savings Bank since 1986.

    L. Richard Marzke (age 61) is President and Chief Executive Officer of Pri-Mar Petroleum, Inc., a wholesale and retail distributor of gasoline and other petroleum products and convenience store operator. He has been a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1977.

    Dan L. Smith (age 59) is Chairman of the Board, President and Chief Executive Officer of Shoreline. Mr. Smith became Chairman of the Board and Chief Executive Officer on January 1, 1993, having previously served as President of the Corporation. Mr. Smith was Secretary of Shoreline until 1992. Mr. Smith has served as Chairman of the Board, President and Chief Executive Officer of Shoreline Bank since the Consolidation. Before the Consolidation, Mr. Smith had served as President of Inter-City Bank since 1978, Chief Executive Officer of Inter-City since 1988, and a director of Inter-City since 1972.

    Ronald L. Zile (age 62) retired on December 31, 1994, after serving as Vice Chairman of the Board of Shoreline since 1987 and Vice Chairman of the Board of Shoreline Bank since the Consolidation. Before the Consolidation, Mr. Zile had served as President and Chief Executive Officer of Citizens Trust and Savings Bank since 1979, Chairman of the Board of Citizens since 1984 and a director of Citizens since 1978.


Directors With Terms Expiring in 1996

    James E. LeBlanc (age 52) is Chairman, President and Chief Executive Officer of Whirlpool Financial Corporation, a financial services company, and Corporate Vice President of Whirlpool Corporation, a manufacturer of kitchen and household appliances. He has been a director of Shoreline since 1993. Mr. LeBlanc has also been a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1990.



                           -5-
    James F. Murphy (age 64) retired on December 31, 1992, after serving as Chairman of the Board and Chief Executive Officer of Shoreline since 1987 and as Chairman of the Board of Inter-City Bank since 1978.
Mr. Murphy has been a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1972.

    Robert L. Starks (age 63) is Chairman of Kerley & Starks Funeral Homes, Inc. He has been a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1983.

    Hyman Warshawsky (age 70) is President of Shellbea Corporation, a real estate partnership. Prior to 1989, Mr. Warshawsky served as President of Steel Center Supply, a steel distributor. He has been a director of Shoreline Bank and, before the Consolidation, Citizens Trust and Savings Bank since 1974.


Directors With Terms Expiring in 1997

    Louis A. Desenberg (age 51) is a shareholder in the law firm of Desenberg & Colip, P.C. He has been a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1978.

    Merlin J. Hanson (age 67) has been Chairman of the Board of Hanson International, Inc., a diversified manufacturing company, since 1987. He has also been Chairman of the Board of Hanson Cold Storage Co., a refrigerated warehousing company, since 1991. He has been a director of Shoreline since 1991 and a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1987.

    Ronald F. Kinney (age 63) is Chairman of All-Phase Electric Supply Co., Inc., a wholesale and retail distributor of electrical equipment. Mr. Kinney has been a director of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1967.

    Jeffrey H. Tobian (age 43) has been nominated for a two-year term expiring in 1997. Mr. Tobian has been President of J.T. Investments, Inc., a personal investment company, since 1994. Before 1994, Mr. Tobian was the owner and President of Tobian Metals, Inc., a scrap metal company.

    Harry C. Vorys (age 70) retired in 1990 after serving as Executive
Vice President and Treasurer of Shoreline and Executive Vice President of Citizens Trust and Savings Bank. Mr. Vorys was also a director of Citizens from 1988 until 1990. Mr. Vorys joined Citizens in 1986 as its Senior Vice President and Chief Lending Officer. Mr. Vorys is also a director of Manatron, Inc.


Executive Officers Who Are Not Directors

    Richard D. Bailey (age 41) has been Senior Vice President of Shoreline Bank and, before the Consolidation, Inter-City Bank since 1993. Before


                           -6-
1993, Mr. Bailey was a Vice President and Commercial Loan Officer at Old Kent Bank.

    Robert K. Burch (age 39) is Executive Vice President of Shoreline Bank and, before the Consolidation, had served in that position at Inter-City Bank since 1992. Before 1992, he served Inter-City Bank in various other executive capacities.

    Wayne R. Koebel (age 48) is Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Shoreline. Mr. Koebel became Executive Vice President in August 1994. Before August 1994, Mr. Koebel had served as Senior Vice President of Shoreline. Mr. Koebel became Secretary and Treasurer in January 1993. Mr. Koebel is Executive Vice President and Chief Financial Officer of Shoreline Bank and, before the Consolidation, had served as Senior Vice President and Chief Financial Officer of Inter-City Bank since 1986. Before 1986, he served as Senior Vice President and Controller of Inter-City Bank.

    James R. Milroy (age 35) has been Senior Vice President and Controller of Shoreline since May 1993. He previously served as Vice President and Controller of Shoreline and Inter-City Bank from 1990 until 1993. Before 1990, Mr. Milroy was an associate and manager at Crowe, Chizek & Company, an accounting firm.

    The Shoreline Board of Directors has five standing committees:

    Audit Committee. The Audit Committee is responsible for causing a suitable examination of the financial records and operations of Shoreline and its subsidiaries to be made by the internal auditors of Shoreline and its subsidiaries through a program of continuous internal audits. The Audit Committee recommends to Shoreline's Board of Directors independent certified public accountants for employment to examine the financial statements of Shoreline and make such additional examinations as the committee deems advisable. The Audit Committee also reviews reports of examination of Shoreline and its subsidiaries received from regulatory authorities, and reports to the Board of Directors at least once each calendar year the results of examinations made and such conclusions and recommendations as the committee deems appropriate. Directors Marzke, Starks, Vorys and Warshawsky presently serve on this committee. The Audit Committee met four times during 1994.

    Organization, Compensation, and Stock Option Committee. The Organization, Compensation, and Stock Option Committee administers Shoreline's Retirement Plan, Profit-Sharing Plan and bonus plan. This committee also reviews key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the Board of Directors. This committee also serves as Shoreline's Stock Option Committee and administers Shoreline's 1989 Stock Option Plan. In this capacity, the committee determines the persons to be granted options and rights, the amount of stock subject to options and rights to be granted to each such person, and the terms of the options and rights to be granted. Directors who are also employees of Shoreline or its subsidiaries and who may participate in the plans that this committee administers may not serve

                           -7-
on this committee. Directors Hanson, Kinney, LeBlanc and Marzke presently serve on this committee. The Organization, Compensation, and Stock Option Committee met three times during 1994.

    Nominating Committee. The Nominating Committee considers nominees for election as directors of Shoreline submitted by any shareholder of record. Any shareholder desiring to nominate a candidate for director must deliver a notice to the Secretary of Shoreline, not less than 120 days prior to the meeting, setting forth (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the number of shares of Common Stock beneficially owned by the nominee; (iv) a statement that the nominee is willing to be nominated and serve; and (v) such other information regarding the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. Directors Desenberg, Huff, Murphy, Smith, Warshawsky and Zile presently serve on this committee. The Nominating Committee met once during 1994.

    Management Committee. The Management Committee develops and administers policies for Shoreline and Shoreline Bank. It also functions as Shoreline's Asset/Liability Management Committee. Director Smith presently serves on this Committee, along with other executive officers who are not directors. The Management Committee met twelve times during 1994.

    Strategic Issues Committee. The Strategic Issues Committee investigates and considers issues related to business expansion, lines of business and corporate structure. Directors Hansen, Huff, Marzke, Smith and Starks presently serve on this committee. The Strategic Issues Committee met once during 1994.

    During 1994, the Shoreline Board of Directors held four regular meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year.

Section 16(a) Reporting Delinquencies

    Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of Shoreline and persons beneficially owning more than 10% of the outstanding shares of Common Stock to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish Shoreline with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it or written representations from certain reporting persons that no Forms 5 were required for those persons, Shoreline believes that, except as described below, all applicable Section 16(a) reporting and filing requirements were satisfied from January 1, 1994, through December 31, 1994. One report for Mr. Tobian indicating the number of shares of Common Stock owned when he joined the Board of Directors was filed late, and one report for Mr. Bailey indicating that he does not own any Common Stock was

                           -8-
also filed late. These delinquencies were due to oversights by Shoreline personnel, and appropriate reports were filed to correct them as soon as they were discovered. Mr. Kinney failed to timely file one report reflecting four exempt acquisitions of shares through Shoreline's dividend reinvestment plan.

Organization, Compensation, and Stock Option Committee Report on Executive Compensation

    The Organization, Compensation, and Stock Option Committee of Shoreline's Board of Directors (the "Committee") administers benefit plans, reviews Shoreline's key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the Board of Directors. Directors who are also employees of Shoreline or Shoreline Bank and who may participate in the plans that the Committee administers may not serve on the Committee.

    Successful long-term financial performance and increasing shareholder value are Shoreline's primary corporate goals. Shoreline's executive compensation practices are intended to encourage successful financial performance and attract and retain talented key executives who are critical to the Corporation's long-term success.

    Shoreline's executive compensation program consists of three components: base salary, annual cash incentive bonus opportunities, and long-term incentives through awards of stock options. In determining the levels of some components, the Committee considers corporate performance alone. In determining the levels of other components, such as base salary, the Committee will consider a number of factors in addition to corporate performance.

    The Committee's primary goal in establishing base salary levels is to be competitive. The Committee establishes ranges for base salaries of executive officers by comparing the Company to other more or less comparable bank holding companies. In general, salaries paid to Shoreline executives have been closer to the median rather than either the high or low end of each range. Although corporate performance is considered by the Committee in establishing base salary levels, corporate performance is not the most important factor. A discretionary assessment of job performance is another factor considered by the Committee in establishing base salary levels.

    Annual cash incentive bonuses are based entirely on corporate performance. Annual cash bonus awards are determined by the application of a formula. The formula for 1992 compared Shoreline's return on assets with those of a national peer group of bank holding companies with assets between $500 million and $1 billion as reported in the Uniform Bank Performance Report for bank holding companies published by Federal
Financial Institution Examination Counsel.   For Shoreline's executives to
earn a bonus, Shoreline's return on assets had to rank in the top half of the peer group. Under the formula, Shoreline's executives received an increasing percentage of base salary as bonus compensation as Shoreline's


                           -9-
return on assets increased as a percentile of the returns of the peer group.

    A three-part bonus formula was used for 1993. Shoreline's rate of net income growth over the most recent three-year period was the most important component. The other two components of the 1993 bonus formula compared Shoreline's overhead and capital ratios to those of a national peer group of bank holding companies with assets between $500 million and $1 billion as reported in the Uniform Bank Performance Report. The maximum cash bonus allowable under the plan was 30% of base salary.

    While a three-part formula was used once again for 1994, it was not the same formula used for 1993. The comparison of Shoreline's results to a peer group of banks was discontinued, and an asset quality component replaced the previous year's capital adequacy component. Shoreline's overhead and nonperforming asset ratios were compared to targeted levels to determine the amount of bonus payable under those two components of the formula. The maximum cash bonus allowable under the 1994 plan was 39% of base salary.

    Long-term incentives are provided to reward executives for achieving the long-term goal of increasing shareholder value. All of Shoreline's long-term incentives involve awards of stock options. Stock ownership is considered important. Through stock ownership, the interests of executives are joined with those of the shareholders. Under the stock option plan, executives are rewarded for the enhancement of shareholder value through the increase in the value of shares subject to options. Stock options were awarded to one executive officer of Shoreline during 1994. The only factor considered by the Committee was the fact that the officer had not previously been awarded any stock options which, when compared to other executive officers of Shoreline, the Committee believed did not reflect the officer's position and responsibilities in the Corporation.

    Shoreline generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed 10% of each executive officer's respective annual salary and bonus.

    Dan L. Smith, Shoreline's Chief Executive Officer during 1994, also serves as Chairman, President and Chief Executive Officer of Shoreline Bank. Prior to 1993, Mr. Smith was President and Secretary of Shoreline and President and Chief Executive Officer of Inter-City Bank.

    In determining Mr. Smith's base salary for 1994, the Committee placed primary emphasis on the Corporation's strong performance during 1993. Improved earnings and completion of a successful acquisition resulted in a greater return for shareholders, who benefited from a healthy appreciation in the market value of Common Stock. Mr. Smith's active involvement in community improvement activities was also favorably considered by the Committee. Another factor considered by the Committee was the goal of making Mr. Smith's total compensation comparable to that of chief executive officers of similar-sized bank holding companies. Based upon these


                           -10-
considerations, the Committee set Mr. Smith's base salary for 1994 at $190,000.

    Mr. Smith's 1994 incentive bonus of $51,300 was based entirely on corporate performance as measured by the bonus formula used for all executives that is discussed above. Mr. Smith was not awarded any stock options during 1994.

    In 1993, Congress amended the federal Internal Revenue Code to add
Section 162(m). This new section provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. Shoreline has examined its executive compensation policies in light of Section 162(m) and the regulations that have currently been proposed by the Internal Revenue Service to implement that section. It is not expected that any portion of the Corporation's deduction for employee remuneration will be disallowed in 1995 or in future years by reason of actions expected to be taken in 1995.

    During 1994, all recommendations of the Committee were unanimously approved by the Board of Directors without modification.

                                  Respectfully submitted,




                                  Merlin J. Hanson
                                  Ronald F. Kinney
                                  James E. LeBlanc
                                  L. Richard Marzke






Stock Performance

    The following graph compares the cumulative total shareholder return on Shoreline Common Stock to the Standard & Poor's 500 Stock Index and the KBW 50 Index. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The KBW 50 Index is a market capitalization weighted bank stock index published by Keefe, Bruyette & Woods, Inc., an investment banking firm that specializes in the banking industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies. The Standard & Poor's 500 Stock Index and the KBW 50 Index both assume dividend reinvestment. Cumulative total return is measured by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.



                           -11-
                            STOCK PERFORMANCE GRAPH
                 Five Year Cumulative Total Shareholder Return

                           [STOCK PERFORMANCE GRAPH]

    The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                                       KBW 50      S & P 500
           December 31,   Shoreline     Index        Index
              1989        $100.0      $100.0       $100.0
              1990          74.0        71.8         96.9
              1991         106.6       113.7        126.4
              1992         157.5       144.8        136.1
              1993         211.3       152.9        149.8
              1994         189.5       144.8        151.7

Compensation of Executive Officers and Directors

     The following table shows certain information concerning the compensation for services rendered during each of the three years in the period ended December 31, 1994, of each executive officer of Shoreline whose cash compensation exceeded $100,000 during 1994. Each executive officer was compensated by Shoreline Bank (or, before the Consolidation, the respective predecessor bank) in the capacity indicated in the table.

                           SUMMARY COMPENSATION TABLE
                                          Annual Compensation
    Name and
    Principal                                                  All Other
   Position(1)                   Year   Salary(2)  Bonus(3)  Compensation(4)
Dan L. Smith                     1994   $199,000   $51,300      $11,074
    Chairman of the Board,       1993    173,000    41,250       22,111
    President and Chief          1992    155,312    29,562        9,900
    Executive Officer of
    Shoreline and Shoreline
    Bank (Inter-City Bank)

Ronald L. Zile                   1994    164,000    41,850       22,266
    Director; retired Vice       1993    151,324    35,831       10,551
    Chairman of the Board of     1992    145,312    27,562        9,331
    Shoreline and Shoreline
    Bank and Chairman of
    the Board, President
    and Chief Executive
    Officer of Citizens(5)


                                          -12-
Wayne R. Koebel,                 1994     97,906    27,000        7,673
    Executive Vice President,    1993     90,811    22,703        8,555
    Chief Financial Officer,     1992     85,995    17,199        5,830
    Secretary and Treasurer
    of Shoreline and Executive
    Vice President and Chief
    Financial Officer of
    Shoreline Bank
    (Inter-City Bank)

Robert K. Burch                  1994     81,000    21,870        6,861
    Executive Vice President     1993     75,000    18,750        5,850
    of Shoreline Bank            1992     65,000    13,000        5,773
______________________________________

(1) Capacities indicated are those in which a majority of compensation was paid if capacities changed during the year. All of Shoreline's executive officers also serve as executive officers of Shoreline Bank.

(2) Includes compensation deferred under Shoreline's Profit-Sharing/401(k) Plan and director fees paid by Shoreline, Shoreline Bank, Inter-City Bank and/or Citizens Trust and Savings Bank to Messrs. Smith and Zile.

(3) Includes compensation deferred under Shoreline's Profit-Sharing/401(k)
    Plan.

(4) All other compensation includes: (i) 401(k) matching contributions by Shoreline under the Shoreline Profit-Sharing/401(k) Plan; (ii) profit-sharing contributions by Shoreline under the Shoreline Profit-Sharing/401(k) Plan; and (iii) cash paid representing the value of accrued vacation time. The amounts included for each such factor for 1994 are:

                                 (i)       (ii)        (iii)
    Mr. Smith                   $3,830     $7,244           --
    Mr. Zile                     3,099      7,244      $11,923
    Mr. Koebel                   1,848      5,825           --
    Mr. Burch                    2,011      4,850           --

(5) Compensation reported in this table does not include amounts paid under Shoreline's defined benefit plans.

    Shoreline's 1989 Stock Option Plan provides that options to purchase shares of Common Stock and related tax benefit rights may be granted to officers and other key employees of Shoreline and its subsidiaries. A stock option entitles the recipient to purchase shares of Common Stock for a specified period of time at a specified price. Subject to certain restrictions, the Organization, Compensation, and Stock Option Committee of Shoreline's Board of Directors determines who will be granted options, the number of shares subject to each option, the form of consideration that may be paid upon exercise of an option and other matters related to the plan.

                           -13-
Tax benefit rights granted under the plan entitle a recipient to receive a cash payment upon the exercise of a related option. No tax benefit rights have been awarded under the plan.

    The following table sets forth information concerning stock options exercised by the specified individuals during 1994 and options held by such individuals at December 31, 1994. No stock options were granted to the named executives during 1994.

                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND YEAR END OPTION VALUES
                     Number of                  Number of Shares               Value of
                      Shares                 Underlying Unexercised    Unexercised In-the-Money
                    Acquired on    Value     Options at Year End(1)     Options at Year End(2)
   Name              Exercise    Realized   Exercisable/Unexercisable  Exercisable/Unexercisable
Dan L. Smith             --           --            15,854/0                  $135,235/0

Ronald L. Zile        2,400      $43,920            10,004/0                    85,334/0

Wayne R. Koebel          --           --             7,926/0                    67,609/0

Robert K. Burch          --           --             7,926/0                    67,609/0
__________________________

(1) Under the stock option plan, the per share exercise price for each option is 100% of the market value of Common Stock at the time the option is granted.  Options terminate, subject to certain limited exercise provisions, in the event of retirement, death or other termination of employment.  The right to exercise options vests proportionately over a 5-year period.

(2) The value of options is based on the trading value of Shoreline Common Stock of $17 per share as of the close of business on December 31, 1994.

    Shoreline adopted a defined benefit pension plan effective January 1, 1989. The plan was established through a merger of two separate defined benefit pension plans previously maintained by Inter-City Bank and Citizens Trust and Savings Bank. Executive officers of Shoreline or Shoreline Bank who satisfy certain eligibility requirements are participants in the plan. The plan provides no vesting until a participant has completed five years of credited service, at which time the participant becomes 100% vested.
All participants in the plan receive credit for vesting purposes for all periods of prior service with Inter-City or Citizens.

    The following table illustrates the projected annual pension benefit payable to Shoreline's executive officers upon retirement at age 65 at the annual levels of average remuneration and years of service indicated:





                           -14-

                               PENSION PLAN TABLE
       Average
    Remuneration                   Years of Benefit Service

                         10         15        20        25     30 or More
      $ 80,000         $10,550   $15,825   $21,100   $ 26,375   $ 31,650
       120,000          16,150    24,225    32,300     40,375     48,450
       160,000          21,750    32,625    43,500     54,375     65,250
       200,000          27,350    41,025    54,700     68,375     82,050
       240,000          32,950    49,425    65,900     82,375     98,850
       280,000          38,550    57,825    77,100     96,375    115,650
       320,000          44,150    66,225    88,300    110,375    132,450

    As of February 15, 1995, Mr. Smith had 30 years of service under the plan, Mr. Koebel had 17 years of service under the plan, and Mr. Burch had 9 years of service under the plan. At his retirement, Mr. Zile had 17 years of service under the plan. Pension benefits under the plan are payable monthly under a ten year certain and life annuity. Participants may elect upon retirement to receive a lump-sum payment equal to the present value of benefits payable under the plan. Benefits are based on the average of the highest compensation received by a participant during any period of five consecutive years within the last ten years prior to the participant's retirement ("average remuneration"). The compensation covered by the plan is the participant's gross salary, wages and other compensation, including any elective deferrals that are excluded from gross income. Covered compensation for the four individuals named in the Summary Compensation Table is substantially the same as the aggregate amount reported as "Annual Compensation" in that table. Upon his retirement at the end of 1994, Mr. Zile elected to receive a lump-sum payment of $344,181 in lieu of benefits payable under the plan.

    The benefits shown in the above table are based upon 0.75% of a participant's average remuneration, multiplied by the number of the participant's years of credited service for benefits (subject to a maximum of 30 years), plus 0.65% of the participant's excess average remuneration (determined by reference to the Social Security wage base), multiplied by the number of the participant's years of credited service for benefits (subject to a maximum of 30 years). The above benefits are not reduced by primary Social Security payments.

    The Shoreline defined benefit plan also contains a "grandfather" provision under which participants may receive a pension benefit based upon their accrued benefit as of December 31, 1988, under the defined benefit plan previously maintained by Inter-City Bank or Citizens Trust and Savings Bank, as the case may be, if that accrued benefit would exceed the pension benefits determined under the other provisions of the Shoreline defined benefit plan described above. Certain individuals who previously participated in the Citizens defined benefit plan and who had attained age 45 and had at least 10 years of credited service for benefits as of

                           -15-
December 31, 1988, or who had attained age 55 and had at least five years of credited service for benefits as of December 31, 1988, including
Ronald L. Zile, have entered into agreements with Citizens (now Shoreline
Bank) regarding their retirement benefits. Under these agreements, periodic payments are made to these individuals following retirement which, when added to their retirement benefit under the Shoreline defined benefit plan, will provide a total retirement benefit equal to that which they would have received under the Citizens plan. Upon his retirement, Mr. Zile elected to receive a lump-sum payment of $164,969 in lieu of benefits payable under his agreement with Shoreline Bank.

    Dan L. Smith has an employment agreement with Shoreline. Mr. Zile also had an employment agreement with Shoreline which terminated upon his retirement. Under Mr. Smith's agreement, Mr. Smith is to serve Shoreline and Shoreline Bank in his present capacities. His salary under the agreement is to be determined by the Organization, Compensation, and Stock Option Committee of Shoreline's Board of Directors, and may be paid either by Shoreline or any of its subsidiaries. Mr. Smith's salary may not be reduced without his consent, except pursuant to a general decrease in the salaries of all senior officers of Shoreline. Upon termination of his employment agreement by Shoreline without "cause" or by Mr. Smith for "good reason" (as these terms are defined in the agreement), Mr. Smith is entitled to receive monthly severance payments equal to the average of his aggregate monthly cash compensation received from Shoreline and its subsidiaries during the five fiscal years preceding termination. Such severance payments are payable for a number of months equal to the number of years Mr. Smith has been employed by Shoreline or any of its subsidiary banks. If termination occurs within three years following a change in control of Shoreline, such severance payments are payable for a minimum of 36 months.

    During 1994, Shoreline, Shoreline Bank (and previously Inter-City and Citizens) compensated their respective directors at the rate of $4,500 per year, and directors who were not executive officers of Shoreline, Shoreline Bank, Inter-City or Citizens also received $250 per regular board meeting attended and $250 per committee meeting attended. Shoreline Bank has entered into deferred compensation agreements with certain of its directors under which payments will be made to these directors after their retirement.


Certain Relationships and Related Transactions

    Directors and officers of Shoreline and their associates were customers of and had transactions with Shoreline Bank and its predecessors in the ordinary course of business between January 1, 1994, and March 8, 1995. It is anticipated that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                           -16-
    During 1994, Shoreline and Shoreline Bank and its predecessors paid legal fees to law firms in which Messrs. Desenberg and Huff are shareholders or partners. Shoreline and Shoreline Bank, combined, paid legal fees of $56,233 to Mr. Desenberg's firm. These fees were billed at the regular rates charged by the respective attorneys that were applicable to all of the firm's clients. The fees paid by Shoreline and Shoreline Bank to the firm with which Mr. Huff is associated did not exceed 5% of that firm's gross revenues for its last full fiscal year.


Independent Certified Public Accountants

    The board of directors has again selected Crowe, Chizek & Company, certified public accountants, as Shoreline's principal accountant for 1995. A representative of Crowe, Chizek & Company is expected to be present at the annual meeting, will have an opportunity to make a statement, and is expected to be available to respond to appropriate questions.


Proposals of Shareholders

    Proposals of shareholders intended to be presented at the 1996 annual meeting must be received by Shoreline for consideration for inclusion in its proxy statement and form of proxy relating to that meeting by November 25, 1995. Proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8.


Form 10-K Report Available

    Shoreline's Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided without charge to shareholders upon written request. Requests should he directed to Mr. Wayne R. Koebel, Executive Vice President, Chief Financial Officer, Secretary and Treasurer, Shoreline Financial Corporation, 823 Riverview Drive, Benton Harbor, Michigan 49022.


















                           -17-
                                    [FRONT]

                        SHORELINE FINANCIAL CORPORATION
P R O X Y                     823 Riverview Drive
                         Benton Harbor, Michigan 49022
                  Annual Meeting of Shareholders - May 4, 1995


         This proxy is solicited by the Board of Directors. If this proxy is properly executed and delivered, the shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for election of all nominees named on this proxy. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting or any adjournment of the meeting.


1.  Election of Directors

    [  ]  FOR all nominees listed below   [  ] WITHHOLD AUTHORITY
          (except as indicated below)          to vote for all nominees
                                               listed below

Thomas T. Huff                L. Richard Marzke            Dan L. Smith
              Jeffrey H. Tobian               Ronald L. Zile


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

       Your Board of Directors recommends that you vote FOR all nominees


                IMPORTANT! - PLEASE DATE AND SIGN THE OTHER SIDE






















                                     [BACK]


          The undersigned shareholder appoints Dan L. Smith and Wayne R. Koebel, or either of them, each with the power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act, with respect to all shares that the shareholder would be entitled to vote at the annual meeting of shareholders of Shoreline Financial Corporation referred to above and at any adjournment of that meeting, on all matters which come before the meeting.


                                   Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.


                                  ________________________________________
                                                  Signature


                                  ________________________________________
                                          Signature if held jointly


                                  Dated:  __________________________, 1995